EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of August 15, 2003 (the "Effective Date"), is entered into between Continental Information Systems Corporation, a New York corporation (hereinafter the "Company"), and Guy Zahavi (hereinafter the "Executive").

     WHEREAS,  the  Executive  is to be  employed  by the  Company  as its Chief
Executive Officer and will serve as a director on the Company's Board of Directors, and

     WHEREAS, the Company wishes to employ the Executive due to his experience in the software industry, and the Executive will agree to accept employment upon the following terms and conditions.

     NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, it is mutually agreed as follows:


     1.   Employment; Duties; Term; Extent of Services
          --------------------------------------------

          (a)  Employment.
               ---------- The Company hereby employs the Executive, and the Executive agrees to serve the Company as its Chief Executive Officer, Chief Financial Officer and Secretary, subject to the terms and conditions hereinafter set forth.

          (b)  Duties.
               ------   In his  capacities  as Chief Executive  Officer,  Chief
Financial Officer and Secretary, the Executive will perform such duties on behalf of the Company consistent with those positions of Chief Executive Officer, Chief Financial Officer and Secretary recognizing that the Company is in a winding down stage and has no on-going operation. The Executive will also serve as a member of the Board of Directors of the Company and agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted and delivered to the Executive from time to time by the Board of Directors of the Company.

          (c)  Term.
               ---- The term of employment of the Executive shall be from the Effective Date until the first anniversary thereof, subject to earlier termination upon the terms and conditions hereinafter set forth (such period, as it may be extended, is referred to in this Agreement as the "Employment Period").

          (d)  Extent of Services.
               ------------------ During the Employment Period, the Executive will devote such amount of his time and attention (which will be less than his full time) to the performance of his duties under this Agreement, as Executive deems necessary or appropriate. Nothing herein shall prevent the Executive from holding other employment positions, serving charities, making personal investments and pursuing similar interests of a personal nature, so long as it does not materially interfere with his services to the Company.

     2.   Compensation.
          ------------   The Company agrees to compensate  the Executive for the
services rendered by him during his employment as follows:

          (a) The Company shall pay the Executive a monthly salary of $1,000, ("Monthly Salary").

In addition, the Executive shall receive 25% of the net revenues received by the Company from any sale, transfer, joint venture or other disposition of the Company's subsidiary T1Xpert Corp. or its assets.

          (b) The Company will also reimburse the Executive for such meals, travel and other business expenses incurred by the Executive in connection with the Company's business affairs in accordance with the Company's standard practice.

     3.   Termination by the Company.
          --------------------------

          (a)  For Cause.
               ---------   The Company may terminate  the Executive's employment
at any time upon written notice to the Executive.

          (b)  Upon  Death or  Disability.
               -------------------------- This Agreement shall automatically terminate upon the death of Executive and may be terminated by the Company upon the disability of Executive the result of which prevents Executive from carrying out his assigned duties for any cumulative period of more than ninety (90) days during any three hundred sixty-five (365) day period ("Disability"). Termination by reason of Executive's Disability shall be effective upon notice to the Executive from the Company.

     4.   Termination by the Executive.
          ----------------------------   Notwithstanding  any  other  provisions
of this Agreement, the Executive shall have the right to resign at any time upon sixty (60) days' prior written notice to the Company.

     5.   Effect of Termination  on Compensation.
          --------------------------------------   In the event that Executive's
employment with the Company is terminated by the Company, or by the Executive upon his resignation or non-renewal, the Executive shall be entitled to receive his salary and benefits (including any incentive compensation) accrued through the date of termination or resignation.

     6.   Dispute Resolution.
          ------------------

          (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration before a single arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. The Company shall pay all costs arising out of or relating to such proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to specific performance of his right to be paid pursuant to the terms hereof during the pendency of any dispute or controversy arising under or in connection with this Agreement.


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


          (b) In addition to any rights that Executive may have as an officer and director of the Company under the Company's certificate of incorporation or under any directors and officers liability insurance policy maintained by the Company, (i) the Company shall indemnify the Executive and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him, or in the course of performing services hereunder, within the scope of his employment hereunder, (ii) the Company shall bear, or reimburse the Executive for, all legal fees incurred by him in connection with entering into this Agreement, and shall pay all legal fees and other fees and expenses which the Executive may incur with respect to claims arising under or in connection with this Agreement, whether the Company or the Executive initiates an action with respect to this Agreement (regardless of the outcome thereof) and Executive shall not be obligated to return any such amounts regardless of the outcome of such proceeding and (iii) in the event any suit, claim, action or investigation shall be brought by any person or entity (including without limitation, the Company) against Executive in connection with this Agreement the Company shall pay and advance to the Executive (on a monthly basis), upon his request therefor, all his costs and expenses of defending against such suit, claim, action or investigation, including all attorneys' fees and expenses.

          (c) THE EXECUTIVE SHALL NOT BE LIABLE TO THE COMPANY FOR, AND THE COMPANY HEREBY WAIVES ANY RIGHT TO CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES ON ACCOUNT OF ANY BREACH OR TERMINATION OF THIS AGREEMENT OR ACCOUNT OF ANY OTHER ACTION OR OMISSION OF EXECUTIVE. IN THE EVENT AN ACTION IS BROUGHT BY EITHER PARTY TO ENFORCE THIS AGREEMENT, THE COMPANY SHALL PAY ALL OF THE ATTORNEYS' FEES AND OTHER EXPENSES INCURRED BY THE EXECUTIVE IN THE LITIGATION, IRRESPECTIVE OF THE OUTCOME OF SUCH LITIGATION.

     7.   Binding  Effect;  Assignment.
          ---------------------------- Except as hereinafter set forth, this Agreement shall be binding upon and inure to the benefit of the Executive and the Company and their respective permitted successors and assigns. Neither this Agreement nor any of the rights or benefits hereunder may be assigned by the Executive. In the event the Company merges or consolidates with or into any other corporation or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which such assets are sold or transferred.

     8.   Notices and Demands.
          ------------------- All notices, demands and communications provided for in this Agreement or made under this Agreement shall be in writing and deemed given when actually delivered personally, by facsimile, by overnight courier, or by registered or certified mail, return receipt requested, with postage prepaid, addressed in each case as follows:

          (a)  To the Company:

               7 Mikve Israel
               Box 36351, Tel Aviv 61362 Israel


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


          (b)  To the Executive:

               Mr. Guy Zahavi
               7 Mikve Israel
               Box 36351, Tel Aviv 61362 Israel

or such other address or fax number as may, after the date of this Agreement, be designated by the Executive or the Company by notice given to the other party as the address to which communications under this Agreement shall thereafter be delivered or mailed.

     Notices, demands and communications shall be deemed to have been given or made (a) on the date delivered, if delivered personally or by facsimile; (b) on the next business day, if delivered by overnight courier, or (c) three (3) business days after being sent, if sent by registered or certified mail, return receipt requested.

     9.   Governing Law.
          ------------- This agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the laws of said State without regard to principles of conflict of laws.

     10.  Entire Agreement; Amendment;  Waivers.
          -------------------------------------   This Agreement,  including its
Schedules, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any prior or other understandings, agreements or representations relating thereto. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by the parties hereto. Waiver by any party or any breach of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any subsequent breach.

     11.  Severability.
          ------------ The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


      12. Headings; Construction.
          ---------------------- The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.


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


     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first above written.


                                     CONTINENTAL INFORMATION SYSTEMS
                                     CORPORATION


                                     By:    /s/Jonah Meer
                                           -------------------------------------

                                     Name:  Jonah Meer
                                            ------------------------------------

                                     Title: Chief Executive Officer
                                            ------------------------------------


                                     EXECUTIVE

                                            /s/Guy Zahavi
                                            ------------------------------------

                                     Name:  Guy Zahavi
                                            ------------------------------------


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